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                                                               EXHIBIT 10(b)(xx)


                         ANADARKO PETROLEUM CORPORATION
                           1993 STOCK INCENTIVE PLAN

                          PERFORMANCE SHARE AGREEMENT


         THIS AGREEMENT, dated the ____ day of ________________________, between Anadarko Petroleum Corporation (the "Company") and
__________________________________________________________ ("Employee").

                              W I T N E S S E T H:

1. Grant. Pursuant to the Company's 1993 Stock Incentive Plan (the "Plan"), the Company hereby grants to Employee, subject to the terms and conditions of the Plan, and subject further to the terms and conditions herein set forth, xxx,xxx shares of the $0.10 par value common stock of the Company ("Performance Shares"), to be issued as hereinafter provided in Employee's name upon the Company's achievement of pre-determined objectives for a specified performance period. In no event shall Employee be issued more than xxx,xxx Performance Shares pursuant to this Agreement.

2.       Pre-determined Provisions.

         (a) Performance Period. The period beginning on January 1, 1998 and ending December 31, 2001 will be the performance period (the "Performance Period").

         (b) Peer Companies. The following companies are the peer companies ("Peer Companies") to be used in the award determination. Any Peer Company that ceases to be a publicly traded entity on a recognized stock exchange during the Performance Period will be removed from the Peer Company list. No companies may be added to the list during the Performance Period.

         [INSERT PEER COMPANIES]

         (c) Performance Objectives. The number of Performance Shares to be issued to Employee will be determined at the end of the Performance Period by comparing the Company's annualized average quarterly total shareholder return ("TSR") over the Performance Period to each of the Peer Companies' annualized average quarterly TSR for the same period.

         TSR is calculated over the Performance Period by totaling the TSR's for each of the 16 fiscal quarters in the period and dividing by 4. Each quarter's TSR is calculated as follows:


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            The closing stock price at the end of the fiscal quarter
                                      plus
                    Dividends paid during the fiscal quarter
                                   divided by
       The closing stock price at the end of the previous fiscal quarter

         (d) Award Determination. At the end of each the Performance Period, the Peer Companies and the Company shall be ranked based on their TSR for the period from the highest TSR being number 1 to the lowest TSR being number 11. If the Company's TSR is in the first quartile of the ranked companies, Employee will be issued 150 percent of the Performance Shares. If the Company's TSR is in the second quartile of the ranked companies, Employee will be issued 100 percent of the Performance Shares. If the Company's TSR is below the second quartile of the ranked companies, Employee will not be issued any Performance Shares. In the event the calculation for determining the quartile ends in a fraction, the calculation will be "rounded" to include the next ranked company in the quartile (see Exhibit A).

         (e) Disability or Death. If Employee's employment with the Company is terminated as a result of (i)disability within the meaning of
Section 22(e)(3) of the Internal Revenue Code of 1986, as amended or (ii)death of Employee, TSR shall be calculated for the Company and the Peer Companies using the closing stock price on the date employment ceases. The number of Performance Shares to be issued to Employee shall be pro-rated for the actual number of calendar quarters completed plus a full quarter credit for the quarter in which the termination occurred.

         (f) Retirement. If Employee's employment with the Company is terminated as a result of retirement, payout will be made at the end of the period based upon the TSR performance for the period. The number of Performance Shares to be issued to Employee shall be pro-rated for the actual number of calendar quarters completed plus a full quarter credit for the quarter in which the retirement occurred.

         (g) Change of Control. Upon termination of employment of Employee as a result of any Change of Control as defined in the Plan, TSR shall be calculated for the Company and the Peer Companies using the closing stock
price on the date of the Change of Control.    Payout will be the higher of the
Company's TSR ranking at Change of Control or 100% of the Performance Shares. The number of Performance Shares to be issued to Employee shall be pro-rated for the actual number of calendar quarters completed, plus a full quarter credit for the quarter in which the Change of Control occurred.

3. Tax Withholding. Employee may be required to pay to the Company, and the Company shall have the right and is hereby authorized to withhold from any payment made under this Agreement or from any other compensation or other amount owing to Employee, the amount (in cash, Performance Shares, other securities, other Awards or other property) of any applicable withholding taxes due in connection any Performance Shares granted hereunder and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. In the case of payments made hereunder in the form of Performance



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Shares, at the Committee's discretion Employee may be required to pay to the
Company the amount of any taxes required to be withheld with respect to such Shares or, in lieu thereof, the Company shall have the right to retain (or Employee may be offered the opportunity to elect to tender in accordance with rules established by the Committee) the number of Performance Shares whose aggregate Fair Market Value equals the amount required to be withheld.

4. Limits on Transfer of Performance Shares. Unless otherwise determined by the Committee no Performance Shares may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by Employee other than, in the case of Performance Shares which are not forfeited upon the death of Employee, by will or by laws of descent and distribution and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company.

5. Ownership and Possession. Employee shall not have any rights as a stockholder with respect to any Performance Shares granted hereunder.

6. Binding Effect. This Agreement shall be binding upon and inure to the benefit of any successor to the Company and all persons lawfully claiming under Employee.

7. No Rights to Continued Employment. Neither this Agreement nor the Plan shall be construed as giving Employee any right to continue in the employ of the Company or any of its Affiliates.

8. Governing Law. This Agreement and the legal relations between the parties shall be governed by and construed in accordance with the laws of the State of Texas and applicable Federal law.

IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed by an officer thereunder duly authorized, and Employee has executed this Agreement, as of the date first above written.

                                ANADARKO PETROLEUM CORPORATION

                                By
                                  -------------------------------------
                                  Charles G. Manley
                                  Sr. Vice President, Administration



                                ---------------------------------------
                                Officer's Name




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                                   EXHIBIT A

  No. of Companies                 Company                            Company
  (including APC)                  Ranking                            Ranking
                                   Top 25%                            50-75%
       11                         (3)    1,2,3                      (6)   4,5,6

       10                         (2.75) 1,2,3                      (5.5) 4,5,6

        9                         (2.5)  1,2,3                      (5)     4,5

        8                         (2.25) 1,2,3                      (4.5)   4,5

        7                         (2)      1,2                      (4)     3,4

        6                         (1.75)   1,2                      (3.5)   3,4

        5                         (1.5)    1,2                      (3)       3

        4                         (1.25)   1,2                      (2.5)     3





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